SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) September 9, 1999


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

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Item 5.  Other Events.

     On September 9, 1999, the board of the Company extended the exercise period of its 2,300,000 outstanding publicly traded redeemable common stock purchase warrants ("Warrants") from October 16, 1999 to March 31, 2000. The board believes it appropriate to extend the Warrant expiration period to allow the market and the warrantholders the opportunity to relate to the Company's June, 1999 announced proposed merger with MainStreet IPO, LLC ("MainStreet"), a wholly-owned subsidiary of MainStreet IPO.com, Inc. ("MSI"). MainStreet is a private internet company with proposed operations in two areas. One of the proposed areas of MainStreet's operations, a website facility for companies to effect registered public offerings, initial or secondary, over the internet through a Dutch auction process which allows potential investors to bid for stock at prices they determine they are willing to pay for the securities, with a process creating a "market clearing price," with investors who bid above the lowest bid receiving shares at the market clearing price. The second proposed area of MainStreet's operations is The CEO Letter.com, a website forum for chief executive officers of public companies to discuss their companies. MainStreet is in the initial developmental stage and has no operations or revenues. Immediately prior to the proposed merger, the Company would sell its assets to a wholly-owned subsidiary of Medicore, Inc., its parent, which currently owns 68% of the Company. The proposed merger and asset sale would be subject to approval of the Company's shareholders, exclusive of any vote of the controlling 68% interest of the parent.

     As originally announced in June, 1999 upon the signing of the non-binding letter of intent, MainStreet was to merge with and into the Company with a name change to MainStreet. Since MainStreet desires to be a Delaware corporation, current negotiations toward completion of the merger agreement provide for the merger of the Company into MainStreet, thereby providing a Delaware corporation without the necessity for any name change. This modification in the structure of the merger transaction also eliminates the need for the issuance of 1,000,000 of the Company's shares of common stock to acquire The CEO Letter.com, which company will be an existing subsidiary of MainStreet. If the merger and the Company's asset sale agreements are completed, the Company will submit the matter to a vote of its minority shareholders at a special meeting, and MSI will file a registration state-ment on Form S-4 as part of the Company's proxy statement to issue its shares to the Company's stockholders. If these transactions are approved, the Company's dialysis operations would operate as a wholly-owned subsidiary of its parent, and the Company's shareholders would become shareholders of MSI, the parent of MainStreet, thereby becoming securityholders in a new enterprise.

     To the extent any Warrants are exercised, 20% of the net proceeds up to $1,000,000 would go to the Company, and the balance would become assets of MainStreet, which its management could utilize for its operations. The Company intends to use any net proceeds it receives upon exercise of the Warrants primarily to develop free-standing outpatient dialysis treatment centers.

     The Warrants are exercisable at $4.50 per share. The current market price of the Company's common stock is in the $2.25 range, and except for a brief period of time in the first quarter of 1997, the Company's common stock traded on the Nasdaq SmallCap Market at prices below, and during 1998, substantially below, the Warrant exercise price. There is no assurance as to the extent of any exercise of the Warrants, and there can be no assurance that the Company will realize any proceeds.

     Although the Warrants are redeemable, the Company has no intention of redeeming them.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          None

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein

                                       By-------------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief Executive
                                          Officer

Dated:  September 10, 1999